Coopers & Lybrand L.L.P.
100 East Broad Street
Suite 2100
Columbus, Ohio  43215-3671
(614) 225-8700
facsimile (614) 224-1044

August 22, 1995

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

Gentlemen:

We have read the statements made by Scriptel Holding, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August 1995. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

DBB
AHJ:njb